Exhibit 10.1

US SOLARTECH, INC.

SECURITIES PURCHASE AGREEMENT

THE SECURITIES OFFERED PURSUANT TO THIS PURCHASE AGREEMENT AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ALL SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED TO ANY PERSON AT ANY TIME IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERNG SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY’S MANAGER TO THE EFFECT THAT SUCH REGISTRATION IS NOT NECESSSARY.

INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE AND INVOLVES SUBSTANTIAL RISK, INCLUDING, BUT NOT LIMITED TO THE RISKS SET FORTH IN THE SECTION ENTITLED “RISK FACTORS” IN THE COMPANY’S AMENDED S-1 FILING, DATED NOVEMBER 12, 2009. THE AMENDED S-1 AND THE COMPANYS FORM 10Q FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2009, DATED DECEMBER 27, 2009, CONTAIN MATERIAL INFORMATION THAT YOU SHOULD CAREFULLY READ BEFORE INVESTING.

This Securities Purchase Agreement (“Purchase Agreement”) is entered into as of April 15, 2010, by and between US SolarTech, Inc., a Delaware corporation with an executive office located at 199 Main Street Suite 706, White Plains, New York 10601 (the “Company”), and ______________, dated __________with their primary residence at ___________ (“Purchaser”). As used herein, the Company and the Purchaser are individually and respectively referred to as a “Party” and collectively as the “Parties.”

1. Purchase

The Purchaser offers and agrees to purchase, and the Company agrees to issue a (i) Series A Senior Convertible note, maturing on September 30, 2011, substantially in the form of Exhibit A in the principal amount set forth on the signature page hereto, and (ii) a warrant to purchase the number of shares of the Company’s common stock, par value $.0001 per share, set forth on the signature page hereto, substantially in the form of Exhibit B hereto (such note and warrant together being the “Securities”), in consideration of the Purchaser remitting the dollar amount designated as the investment amount on the signature page hereto (the “Investment Amount”) to the Company.

2. Payment
Simultaneous with the execution of this Agreement, Purchaser shall be deemed to have transmitted in a wire transfer an amount equal to the Investment Amount in accordance with the wiring instructions set forth below.

Bank:	Citibank NA

ABA #

Account:

Account #:

Or

Based on the Company’s instructions to the escrow account in accordance with the terms and conditions of the Escrow Agreement:

Bank:

ABA #

Beneficiary:

Account #:

3.  The Offering

Purchaser understands that the Company loan offering (“Offering”) will terminate on, or prior to, ________, 2010, subject to extension and/or modification in the sole discretion of the Company, and may be extended or modified, including its terms, without notice.

Purchaser understands that this Purchase Agreement is not binding upon the Company unless and until such time as (i) Payment of the Investment Amount is transferred to the Company and (ii) the Company accepts Purchaser’s offer to purchase in writing (the “Closing Date”).

Purchaser acknowledges that the Company reserves the right, in its sole discretion, to accept or reject any Purchase Agreement.

Purchaser acknowledges that Purchaser has received, read, understands and is familiar with this Purchase Agreement, any attachments, including but not limited to the Company’s SEC Disclosure Material listed on Exhibit C, bankruptcy court documents, and other material (collectively “Offering Material”), Purchaser further acknowledges that Purchaser has not relied upon any information concerning the Offering, written or oral, other than those contained in this Purchase Agreement and the Offering Material. Purchaser further understands that any other information or literature, regardless of whether distributed prior to, simultaneously with, or subsequent to, the date of this Purchase Agreement shall not be relied upon by Purchaser in determining whether to make an investment in the Securities and Purchaser expressly acknowledges, agrees and affirms that Purchaser has not relied upon any such information or literature in making Purchaser’s determination to make an investment in the Securities and that Purchaser understands that the Company is under no obligation to (and that Purchaser does not expect it to) update, revise, amend or add to any of the information heretofore furnished to Purchaser.

4. Acceptance of Purchase.

Purchaser understands that this Purchase Agreement is not binding upon the Company unless and until such time as (i) Payment of the Investment Amount clears and is credited to the Company’s bank account at Citibank pursuant to Section 2 hereof or is remitted from the Escrow Account, pursuant to the terms of the Escrow Agreement, as the case may be and (ii) the Company accepts Purchaser’s subscription in writing (the “Acceptance Date”). Purchaser also understands and agrees that the Securities will be issued to Purchaser within thirty (30) days of the Acceptance Date.

5.  Representations and Warranties of Purchaser.

 In order to induce the Company to accept Purchaser’s subscription, Purchaser further represents and warrants to the Company, its Affiliates, as defined in the Securities Act of 1933 (the “Securities Act”), and counsel to the Company (the “Company’s Counsel”), and their respective agents and representatives as follows:

(a) PURCHASER HAS READ THE OFFERING MATERIAL AND EXAMINED THE RISK FACTORS SET FORTH THEREIN, AND UNDERSTANDS THE SPECULATIVE NATURE OF AND SUBSTANTIAL RISK INVOLVED IN INVESTMENT IN THE COMPANY.

(b) If Purchaser has chosen to do so, Purchaser has been represented by such legal and tax counsel and other professionals, each of whom has been personally selected by Purchaser, as Purchaser has found necessary to consult concerning the purchase of the Securities, and such representation has included an examination of all applicable documents and an analysis of all tax, financial, and securities law aspects thereof deemed to be necessary. Purchaser, together with Purchaser’s counsel, Purchaser’s advisors, and such other persons, if any, with whom Purchaser has found it necessary or advisable to consult, have sufficient knowledge and experience in business and financial matters to evaluate the information set forth in this Purchase Agreement and in the Offering Material and the risks of the investment and to make an informed investment decision with respect thereto. Further, Purchaser has been given the opportunity for a reasonable time period prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the Offering and other matters pertaining to this investment and has been given the opportunity for a reasonable time period prior to the date hereof to verify the accuracy of the Company’s information.

(c) With respect to the United States federal, state and foreign tax aspects of Purchaser’s investment, Purchaser is relying solely upon the advice of Purchaser’s own tax advisors, and/or upon Purchaser’s own knowledge with respect thereto. Purchaser has not relied, and will not rely upon, any information with respect to this offering other than the information contained herein and in the Offering Material.

(d) Purchaser understands that no person has been authorized to make representations or to give any information or literature with respect to this offering that is inconsistent with the information that is set forth herein and in the Offering Material.

(e) Purchaser understands that, other than as provided herein, no covenants, representations, or warranties have been authorized by or will be binding upon the Company, with regard to this Subscription Agreement, the performance of the Company or any expectation of investment returns, including any representations, warranties or agreements contained or made in any written document or oral communication received from or had with the Company, its Affiliates, Company Counsel or any of their respective representatives or agents. Purchaser has not relied upon any information or representation that may be or have been made or given except as permitted under this paragraph.

(f) Purchaser understands that this offering has not been, and it is not anticipated that the same will be, registered under the 1933 Securities Act, or pursuant to the provisions of the securities or other laws of any other applicable jurisdictions, but is being made in reliance upon the provisions of Section 4(2) and/or 4(6) of the 1933 Securities Act and/or Regulation D and the other rules and regulations promulgated thereunder, and/or upon such other exemption from the registration requirements of the 1933 Securities Act as may be available with respect to any or all of the investments in securities to be made hereunder. Purchaser is fully aware that the Securities subscribed for by Purchaser are to be sold to Purchaser in reliance upon such safe harbor based upon Purchaser’s representations, warranties, and agreements as set forth herein. Purchaser is fully aware of the restrictions on sale, transferability and assignment of the Securities, and that Purchaser must bear the economic risk of Purchaser’s investment herein for an indefinite period of time because the offering has not been registered under the Securities Act and, therefore, the Securities cannot be offered or sold unless such offer is subsequently registered under the Securities Act or an exemption from such registration is available to Purchaser.

(g) Purchaser is a sophisticated Purchaser (as described in Rule 506(b) (2) (ii) of Regulation D promulgated under the Securities Act and/or an accredited Purchaser (as defined in Rule 501 of Regulation D promulgated under the Securities Act).

(h) Purchaser’s execution and delivery of this Purchase Agreement has been duly authorized by all necessary action and all necessary consents have been obtained. Purchaser has no present intention to sell, distribute, pledge, assign, or otherwise transfer the Securities, which Purchaser acquires pursuant to this offering. Purchaser is making the investment hereunder solely for Purchaser’s own account and not for the account of others and for investment purposes only and not with a view to or for the transfer, assignment, resale or distribution thereof, in whole or in part.  Purchaser has no present plans to enter into any such contract, undertaking, agreement, or arrangement.

(i) Purchaser agrees that Purchaser will not cancel, terminate or revoke this Subscription Agreement, which has been executed by Purchaser, and that this Purchase Agreement shall survive any sale, assignment or other transfer of control over, or of all or substantially all of Purchaser’s assets or business and Purchaser’s bankruptcy, except as otherwise provided pursuant to the laws of any applicable jurisdiction.

(j) Purchaser has substantial investment experience and is familiar with investments of the type contemplated by this Subscription Agreement. Purchaser confirms that although one of Purchaser’s motivations for investing in the Company is to derive economic benefits therefrom, Purchaser is aware that purchase of the Securities is a speculative investment involving a high degree of risk and there is no guarantee that Purchaser will realize any gain from Purchaser’s investment or realize any tax benefits therefrom and Purchaser is further aware that Purchaser may lose all or a substantial part of Purchaser’s investment. Purchaser understands that there are substantial restrictions on the transferability of, and there is no existing public market for, the Securities and it may not be possible to liquidate an investment in the Securities. Purchaser affirms that Purchaser acknowledges that this investment is highly speculative, involves a high degree of risk and, accordingly, Purchaser can afford to lose the entire investment.

(k) The address set forth herein is Purchaser’s true and correct address and Purchaser has no present intention of becoming a resident of any other country, state, or jurisdiction prior to, or after, Purchaser’s purchase of the Securities.

(l) Purchaser understands the meaning and legal consequences of the foregoing representations and warranties, which are true and correct as of the date hereof and will be true and correct as of the date of Purchaser’s purchase of the Securities subscribed for herein. Each such representation and warranty shall survive such purchase.

(m) Purchaser acknowledges and agrees that it shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty made by Purchaser that the Company, its Affiliates, the Company’s Counsel and their respective agents or representatives knew or had reason to know that any such covenant, representation or warranty in this Purchase Agreement or furnished or to be furnished to the Company by Purchaser contained untrue statements. The foregoing shall survive any investigation of Purchaser’s representations and warranties in this Purchase Agreement made by the Company, its Affiliates, the Company’s Counsel and their respective agents or representatives.

(n) No representation or warranty that Purchaser has made in this Subscription Agreement, or in a writing furnished or to be furnished pursuant to this Subscription Agreement, contains or shall contain any untrue statement of fact, or omits or shall omit to state any fact which is required to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact relating to Purchaser’s business, affairs, operations, conditions (financial or otherwise), or prospects, which would materially adversely affect any of the same which has not been fully disclosed by Purchaser to the Company in this Subscription Agreement.

(o) Purchaser has full right, power, and authority to execute and deliver this Purchase Agreement and to perform Purchaser’s obligations hereunder. This Purchase Agreement has been duly authorized, executed and delivered by or on behalf of Purchaser and is a valid, binding and enforceable obligation of Purchaser, enforceable against Purchaser in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting creditors’ rights generally and to general equity principles.

(p) The execution and delivery of this Purchase Agreement by Purchaser will not result in any violation of, or be in conflict with, or result in the default of, any term of any material agreement or instrument to which Purchaser is a party or by which Purchaser is bound, or of any law or governmental order, rule or regulation which is applicable to Purchaser.

(q) Purchaser is duly and validly organized, validly existing and in good tax and corporate standing as a corporation under the laws of the jurisdiction of its incorporation with full power and authority to purchase the Securities to be purchased by it and to execute and deliver this Subscription Agreement.

(r) Purchaser acknowledges and agrees that he/she did not learn about the offering of the Company’s securities through the Company’s preliminary registration statement, including such amendments thereto, filed with the Securities and Exchange Commission and has a direct or indirect prior relationship with the Company.

(s) To Purchaser’s knowledge, except for the payment of $XXX to XXX whose fees, commissions and expenses are the sole responsibility of Purchaser, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with the Company without the intervention of any person or entity in such manner as to give rise to any valid claim by any person or entity against Purchaser or the Company for a finder’s fee, brokerage commission or similar payment. To the extent Purchaser becomes aware of an additional claim to such fees, commission or payments, Purchaser shall promptly provide the Company with notice of such claim. To the extent any person or entity claims to be entitled to a finder’s fee, brokerage commission, or similar payment in connection with the transactions contemplated hereby, Purchaser shall be liable for all such fees and expenses related thereto to the extent any such claims relate to acts or omissions of Purchaser or to this transaction.

6.  Legend.

Any certificate representing Purchaser’s interest in the Company shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS  IN WHICH THE TRANSFEROR PROVIDES THE COMPANY WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY’S MANAGER TO THE EFFECT THAT REGISTRATION IS NOT NECESSSARY.

7.  Indemnification by Purchaser.

Purchaser hereby agrees to indemnify and hold harmless the Company, its Affiliates, the Company’s Counsel and their respective agents and representatives, from any and all damages, losses, costs, and expenses (including reasonable attorneys' fees to collect such amount of damages, losses, costs, expenses) which they, or any of them, may incur by reason of Purchaser’s failure to fulfill any of the terms and conditions of this Purchase Agreement or by reason of Purchaser’s breach of any of Purchaser’s representations and warranties contained in this Subscription Agreement.

8.  Confidential Information.

For purposes of this Agreement, the term “Confidential Information” will mean and refer to any information, technical data or know-how, patentable and un-patentable, including, but not limited to, software, machinery, research, product plans, product services, customer lists, marketing materials, developments, inventions, process designs, finances, or other trade secrets of the Company or similar items relating to the Company’s business and litigation activities, or that of any supplier, customer or prospective customer, which Confidential Information is designated in writing to be confidential or proprietary, or if given orally, to Purchaser under circumstances reasonably demonstrating or suggesting the confidential or proprietary nature of such information. The restrictions in this Section shall not apply to information, which (i) prior to or after the time of disclosure becomes part of the public knowledge or literature, not as a result of any inaction or action of Purchaser; (ii) must be delivered in response to a valid order by a court or governmental body, (iii) became or becomes generally available to the recipient on a non-confidential basis from a source other than the Company; or (iv) is approved by the Company, in writing, for release. Purchaser covenants and agrees not to use any Confidential Information for Purchaser’s own use or benefit (directly or indirectly), or for the benefit of any party other than Company. Purchaser may not disclose Confidential Information to third parties except employees, consultants, or professional advisers of the Company in connection with Company business who are required to have the information in order to carry out their duties for the Company. Purchaser agrees that it will take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the Company in order to prevent the Confidential Information from falling into the public domain or the possession of persons other than those persons authorized hereunder to have such information, which measures shall include the highest degree of care that Purchaser uses to protect Purchaser’s own Confidential Information of a similar nature. Purchaser agrees to immediately notify the Company in writing of any misuse or misappropriation of the Confidential Information, which may come to Purchaser’s attention. All proceeds from a misuse or disclosure of the Company’s Confidential Information will be recoverable from Purchaser responsible for such misuse or disclosure, which Purchaser shall be liable to the Company to the fullest extent of the law.

9.  General Provisions.

(a) Headings. The headings contained in this Purchase Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Subscription Agreement.

(b) Enforceability. If any provision, which is contained in this Subscription Agreement, for any reason, should be held to be invalid or unenforceable in any respect under the laws of any State of the United States or any other jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Subscription Agreement. Instead, this Purchase Agreement shall be construed as if such invalid or unenforceable provisions had not been contained herein.

(c) Notices. Any notice or other communication required or permitted hereunder (“Notice”) must be in writing and sent by either (i) registered or certified mail, postage prepaid, return receipt requested, (ii) overnight delivery with confirmation of delivery, or (iii) confirmed facsimile transmission, in each case addressed as follows:

To the Company:                 US Solar Tech, Inc.
Att: Steven Phillips
Chief Financial Officer/Treasurer

199 Main Street - Suite 706
New York, NY 10601
Facsimile No: 914-686-4192

Purchaser:

Copy to:
Attention: ________________
Facsimile No: ______________

or in each case to such other address and facsimile number as shall have last been furnished by like Notice.  If mailing by registered or certified mail is impossible due to an absence of postal service, and if the other methods of sending Notice set forth in this Section 9 are not otherwise available, Notice shall be in writing and personally delivered to the aforesaid addresses. Each Notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any Notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile.

(d). Governing Law; Disputes. This Purchase Agreement shall in all respects be construed, governed, applied and enforced with the laws of the State of New York without giving effect to the principles of conflicts of laws in New York or under applicable international laws or treaties and be deemed to be an agreement entered into in the State of New York and made pursuant to the laws, and between residents of the State of New York. The Parties hereby consent to and irrevocably submit to personal jurisdiction over each of them by the applicable State or Federal Courts of the State of New York in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and other documents and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with this Section 9.

(e) Further Assurances. The Parties agree to execute any and all such other and further instruments and documents, and to take any and all such further actions, which are reasonably required to effectuate this Purchase Agreement and the intents and purposes hereof.

(f) Binding Agreement. This Purchase Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

(g) Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Purchase Agreement shall be deemed to have been made unless expressly set forth in writing and signed by the Party against whom such waiver is charged; and, (i) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Purchase Agreement or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions; (ii) the acceptance of performance of anything required by this Purchase Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure; and, (iii) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

(h) Counterparts. This Purchase Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) Entire Agreement. The Parties have not made any representations, warranties, or covenants with respect to the subject matter hereof, orally or in writing, which are not expressly set forth herein, and this Subscription Agreement, together with any instruments or other agreements executed simultaneously herewith, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the Parties with respect to the subject matter hereof are merged in this Subscription Agreement, which alone fully and completely express their agreement. This Purchase Agreement may not be changed, modified, extended, terminated, or discharged orally, but only by an agreement in writing, which is signed by all of the Parties to this Subscription Agreement.

(j) Offer to Purchase Irrevocable. Except as set forth herein, this offer to purchase is irrevocable, is subject to all of the terms and provisions contained in the Purchase Agreement, and will survive the death, dissolution, or disability of the Purchaser.

(k) Limited Liability. The Company, its Affiliates, the Company’s Counsel and the Company’s applicable agents and representatives shall not be liable for taking any action pursuant to this Purchase Agreement in the absence of their respective willful misconduct or fraud.

(l). Assignability. This Agreement is not transferable or assignable by the undersigned.

10.  Certification.

Certification with respect to Federal Interest Payments; Backup Withholding in Lieu of Internal Revenue Service Form W-9 - Under penalties of perjury Purchaser certifies as follows:

If it has been provided, the number shown below, as Purchaser’s taxpayer’s identification number is Purchaser’s correct taxpayer identification number. Purchaser is not subject to backup withholding either because Purchaser has not been notified by the Internal Revenue Service that Purchaser is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified Purchaser that it is no longer subject to backup withholding.

IN WITNESS WHEREOF, the Parties have executed this Purchase Agreement as of the dates set forth below.

Purchaser agrees to purchase $               of the Company’s Series A Senior Convertible Note Due September 30, 2011.

US SolarTech, Inc

___________________
Charles DeLuca
Executive VP - Business Development/Sales

Accepted and agreed to as of this 15th day
of April, 2010

 ______________________
Purchaser

EXHIBIT A
No. 2010 - ___

THIS NOTE AND THE SHARES ISSUABLE ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAW. THE NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS NOTE NOR ANY SHARES ISSUABLE ON CONVERSION HEREOF MAY BE TRANSFERRED, SOLD OR OFFERED FOR SALE, IN WHOLE OR IN PART, UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITY UNDER THE SECURITIES ACT AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW, (2) SUCH TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT AND PURSUANT TO QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW OR EXEMPTION THEREFROM, OR (3) THERE IS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID TRANSFER, SALE OR OFFER.

US SOLAR TECH, INC.

Series A Senior Convertible Note, Due September 30, 2011

March 12, 2010

FOR VALUE RECEIVED, US SolarTech, Inc., a Delaware corporation (the “Company”) with its principal place of business at 199 Main Street Suite 706 White Plains, New York 10601, hereby promises to pay to (_______________), having an address at (_________ ) (“Holder”) the amount of ______________ (______) Dollars (the actual outstanding amount being the “Principal Sum”), together with interest as hereinafter provided and payable at the times and in the manner hereinafter provided.  The Principal Sum actually borrowed hereunder shall be set forth on Exhibit A hereto. The Company and Holder shall amend Exhibit A if Holder makes additional loans governed by the terms of this Note.

1.
Notes.  This note is one of a series of Series A Senior Convertible Notes (the “Series A Senior Notes”) of like tenor which the Company anticipates that the Company might issue up to an estimated aggregate principal amount of up to Six Hundred Thousand Dollars ($600,000) all of which are ranked pari passu with one another, and ranked as set forth in Section 10 hereof.  For the avoidance of doubt, the Company reserves the right to increase the aggregate principal amount of Series A Senior Notes issued by the Company.

2.
Interest.  Interest will accrue on the unpaid balance of the Principal Sum until paid at the rate of 20% per annum from the date hereof through September 30, 2011, provided, that all interest shall be calculated on the basis of a 365-day year for the actual number of days the Principal Sum or any part thereof remains unpaid.  Notwithstanding any provision herein, in the event this Series A Senior Note is converted in whole or in part in accordance with Section 5 hereof, for purposes of calculating the number of shares of the Company’s common stock, par value $.0001 per share (“Common Stock”) to which the Holder is entitled upon conversion, the portion of this Principal Sum being converted shall be deemed to have accrued interest a rate of 35% per annum.

3.
Payment Amount and Due Date.  The Principal Sum and accrued and unpaid interest shall be payable in full on September 30, 2011, unless the Principal Sum and unpaid interest has been earlier converted pursuant to Section 5 below, provided further,  that notwithstanding any provision herein, any unconverted Principal Sum and unpaid interest shall become immediately payable to Holder within 10 business days following the date on which the Company receives proceeds from (i) the Company’s sale of any of the Company’s assets, whether tangible or intangible but excluding the sale of the Company’s products in the ordinary course of business; (ii) settlement of the Company’s litigation whether in whole or in part; (iii) new debt or equity financings to the extent such financings exceed, in the aggregate $3 million subject to the terms and conditions of such financing; and (iv) any combination thereof. Payment shall be made at the address designated by Holder in writing to Company, and shall be in lawful money of the United States of America.

4.
Redemption by the Company.  Notwithstanding any provision herein, the Company may, at its sole discretion, upon at least ten (10) days prior written notice setting forth an effective date for redemption, redeem all or part of this Series A Senior Note by payment of the then outstanding Principal Sum and any accrued interest thereon, provided that the Holder shall remain entitled to convert this Series A Senior Note pursuant to Section 5 below at any time prior to the effective date set forth in such notice.

5.	Conversion.

5.1
Notwithstanding any provision herein, the Holder shall be entitled to convert this Series A Senior Note until December 31, 2010 whether or not the Common Stock is publicly traded (the “Conversion Period”).

5.2
During the Conversion Period, Holder shall, acting in its sole discretion, be entitled to convert any portion or all of the Principal Sum and unpaid interest accrued under this Series A Senior Note into shares of the Company’s Common Stock  at a price per share of equal to $.50 per share (the “Conversion Price”),  provided further that any partial conversion of this Series A Senior Note shall convert no less than $50,000 of the then outstanding Principal Sum, unless either (i) the $50,000 minimum is waived in writing by the Company or (ii) the total amount of the Series A Senior Note is less than $50,000.  In the event of any partial conversion of this Series A Senior Note, upon Holder’s surrender of this Series A Senior Note or any subsequent note issued hereunder, the Company shall issue a replacement note with identical terms, reflecting the remaining outstanding balance on this Series A Senior Note.  Holder shall effect conversion by providing the Company with an irrevocable written notice setting forth the Principal Amount to be converted, the Conversion Price, the amount of Accrued Interest earned, and the effective date of the conversion, which date shall be no earlier than the date of the notice and no later than five calendar days following the notice.

“Publicly Traded” shall mean that the Common Stock of the Company has been validly registered under the Securities Exchange Act of 1934 and is validly trading on the Pink Sheets, OTC Bulletin Board, NASDAQ Capital Market, NASDAQ National Market, New York Stock Exchange, NYSE Amex Equities or another recognized U.S. national market.

5.3
If at any time on or after the Initial Conversion Date the Calculated Price equals or exceeds $2.00 per share (the “Trigger Price”) for 20 consecutive Business Days (the “Conversion Event”), then the Company shall provide Holder with a written notice stating that the requirements for automatic conversion under this Section 5.3 have been met, whereupon on the 5th business day following Holder’s receipt of such notice, the Company shall have the right, at its sole discretion, to convert all of the Principal Sum and unpaid interest accrued under this Series A Senior Note (accruing through but not after the occurrence of the Conversion Event) into shares of Common Stock of the Company at the Trigger Price.

6.	Default.

6.1
The Principal Sum plus all accrued and unpaid interest shall immediately become due and payable at the option of Holder without demand for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, or any other notice or demand, all of which the Company hereby expressly waives, if any of the following occur (each a “Default”):

6.1.1	The Company fails to pay to Holder the Principal Sum and accrued and unpaid interest when due as provided in this Series A Senior Note and such failure continues for a period of 30 days;

6.1.2
Any default by the Company with respect to another indebtedness other than ordinary course trade debt if the effect of such default is to cause or permit the acceleration of such indebtedness and such indebtedness is in excess of $300,000;

6.1.3	The Company voluntarily makes an assignment for the benefit of creditors, or a trustee or receiver of the Company is appointed;

6.1.4
(i) Any proceeding involving the Company is voluntarily commenced by the Company under any bankruptcy, reorganization, insolvency, readjustment of debt, marshalling of assets and liabilities, dissolution, or liquidation law or statute of the United States or of any state, whereupon such Default shall be deemed to exist immediately upon commencement without any cure period or (ii) a proceeding of such nature is involuntarily instituted against the Company, and in each of (i) and (ii) the Company by any action indicates its approval of, or consent to or acquiescence in, the proceeding, or the proceeding remains un-dismissed for 60 days;

6.1.5	The Company fails to issue Common Stock issuable to Holder upon Holder’s valid conversion of this Series A Senior Note within fifteen (15) business days;

6.2
Upon the occurrence and during the continuance of a Default, the Holder shall then, or at any time thereafter, have all of the rights and remedies afforded under all other applicable law.  All such rights and remedies are cumulative and none is exclusive.  The Company hereby agrees not to take any action to obstruct, impede, or infringe upon the Holder’s enforcement of its rights, benefits, and remedies under this Series A Senior Note and to cooperate fully with any and all actions taken by the Holder pursuant to this Series A Senior Note or in the exercise of any rights granted to the Holder thereunder or under applicable law.

6.3	The failure of Holder to assert any right contained in this Series A Senior Note or any delay in asserting any such right shall not be deemed a waiver of such right.

6.4	The Company shall provide written notice to Holder promptly upon the Company’s becoming aware of the occurrence of a Default, regardless of whether such default continues.

6.5
Upon the occurrence and continuation of a Default or after judgment has been rendered on this Series A Senior Note, the unpaid Principal Sum of this Series A Senior Note shall bear interest at a rate which is three percentage points higher than the rate of interest which would otherwise be actually payable in cash hereunder (the “Default Rate”),

7.	Securities Matters.

7.1
By accepting this Series A Senior Note, Holder acknowledges that Holder has been advised by the Company that neither this Series A Senior Note nor any Common Stock which may be issued pursuant hereto have been registered under the Securities Act, that the Series A Senior Note is being issued and the Common Stock may be issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Company’s reliance thereon is based in part upon representations made by Holder.  Holder acknowledges that Holder has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities.

7.2
Unless registered pursuant to the provisions of the Securities Act, the certificate(s) evidencing any Common Stock issued upon any conversion under Section 6 of this Series A Senior Note shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.”

8.	Company Representations and Covenants.

8.1	The Company represents and warrants to Holder that:

8.1.1	The Company is a corporation incorporated and validly existing under the laws of the State of Delaware;

8.1.2
The Company shall, at all times that the Series A Senior Notes remain outstanding, ensure that at least 1,250,000 shares of Common Stock are authorized for issuance upon conversion of the Series A Senior Notes, plus a sufficient number of additional shares of Common Stock to allow for conversion of all accrued interest on the Series A Senior Notes in accordance with their terms, in each case subject to pro rata reduction upon conversion of Series A Senior Notes and in each case adjustable for the events contemplated by Section 9;

8.1.3	This Series A Senior Note has been duly authorized by the Company; and

8.1.4
This Series A Senior Note constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject only to bankruptcy, insolvency, liquidation, reorganization, moratorium, and similar laws generally affecting enforcement of creditors' rights.

8.1.5
This Series A Senior Note and the performance of the Company’s obligations hereunder does not conflict with any agreement, applicable law, order of any governmental authority, judgment, or other contract to which the Company is a party or by which the Company or its assets are bound.

9.	Adjustments to Conversion Price and Trigger Price. The Conversion Price and the Trigger Price are subject to adjustment from time to time upon the occurrence of the events specified in this Section 9.

9.1
Adjustments for Stock Splits and Combinations.  If, while any portion this Series A Senior Note is outstanding, the Company effects a subdivision of the outstanding Common Stock (or other securities issuable on conversion hereof), the Conversion Price and Trigger Price then in effect shall be proportionately decreased in proportion to such increase of outstanding Common Stock, and conversely, if, while this Note is outstanding, the Company combines the outstanding Common Stock, the Conversion Price and Trigger Price then in effect shall be proportionately increased in proportion to such decrease in outstanding Common Stock.  Any adjustment under this Section 9.1 shall become effective as of the record date for such event and if such subdivision or combination is not consummated the Conversion Price and the Trigger Price shall be readjusted accordingly.  For purposes of this Section 9.1, a stock dividend shall be considered a stock split.

9.2
Adjustment for Reclassification, Exchange and Substitution. If the shares of Common Stock of the Company issuable upon conversion of this Note are changed into the same or a different number of shares of the same or any other class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 9.1 or a capital reorganization, merger or consolidation provided for in Section 9.3), or if all or any portion of the class of securities then purchasable by conversion of this Note are redeemed or cease to exist, then and in any such event Holder shall have the right thereafter, upon conversion of this Note, to receive in lieu of shares of Common Stock of the Company the kind and amount of stock and other securities or property receivable upon such reclassification or other change, in an amount equal to the amount that Holder would have been entitled to had this Note been converted to such extent prior to such event, and the Conversion Price shall be proportionally adjusted, all subject to further adjustment as set forth herein.

9.3
Adjustment for Capital Reorganization, Merger or Consolidation.  In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another person or entity, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision will be made so that Holder will thereafter be entitled to receive upon conversion of this Note, during the period specified herein and at the Conversion Price then in effect, the number of shares of stock or other securities or property of the successor person or entity resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon conversion of this Note would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Note had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 9.  The foregoing provisions of this Section 9.3 will similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other person or entity that are at the time receivable upon the conversion of this Note.  If the per-share consideration payable to a holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration will be determined reasonably and in good faith by the audit committee of the Company’s Board of Directors.  In all events, appropriate adjustment (as determined reasonably and in good faith by the audit committee of the Company’s Board of Directors) will be made in the application of the provisions of this Note with respect to the rights and interests of Holder after the transaction, to the end that the provisions of this Note will be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note.

9.4
Adjustment for Dividends or Distributions of Stock or Other Securities or Property.  In case the Company will make or issue, or will fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon conversion of this Note) payable in: (i) securities of the Company (other than a stock dividend for which adjustment is made pursuant to Section 9.1) or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, Holder on conversion hereof at any time after the consummation, effective date or record date of such dividend or other distribution, will receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such conversion prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had converted this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by Section 9.

9.5
Adjustments for the Issuance of Other Securities.  In the event that the Company issues other  securities, whether debt or equity, at any time prior to the maturity of this Note (“Other Securities”) and the terms and  provisions of such Other Securities are more favorable to the holders of the Other Securities than those set forth in this Note, including, but not limited to, a higher interest rate, a lower effective conversion price, or seniority to the Series A Senior Notes in liquidation preference then the terms and  provisions in this Series A Senior Note shall be adjusted so that they provide the Holder with the same terms and provisions  as favorable as those in the Other Securities, provided however, that such adjustment shall only be made on a pro rata weighted average basis. The Company shall effect such adjustment in a manner the Company’s Board of Directors deems fair and reasonable in order to approximate the benefits of the Other Securities.

9.6
Determination of Adjustment.  Any determination as to whether an adjustment is required to be made under Section 9 to (i) the Conversion Price or Trigger Price in effect hereunder or (ii) as to the amount of any such adjustment described in clause (i) of this Section 9.6, shall be binding upon Holder and the Company if made reasonably and in good faith by the audit committee of the Company’s Board of Directors; provided, however, that if the Company does not have an audit committee, then such adjustment(s) shall be made on the good faith of the Company’s Board of Directors.

10.	Ranking. The Company’s obligations to the Holder shall be in accordance with the following terms and conditions:

10.1
Agreement to Subordinate. The Company agrees, subject to the terms of Section 3, that the Company shall subordinate all Indebtedness of the Company in right of payment, to the extent and in the manner provided in this Section 10, to the prior payment and/or cancellation in full of all Senior Indebtedness of the Company and that such subordination is for the benefit of, and enforceable by, the holders of the Series A Senior Notes.  Notwithstanding any provision herein, each holder of Series A Senior Notes shall be deemed to consent to the conversion of certain of the Company’s Subordinated Convertible Notes, due September 30, 2011 into Series A Senior Notes in accordance with applicable adjustment rights.

10.2
Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of such Senior Indebtedness before other creditors are entitled to receive payment, as provided in Section 3.

10.3
Bankruptcy. The provisions of this Section 10 shall continue in full force and effect after the filing of any petition for relief by or against the Company under the United States Bankruptcy Code (the "Code") and all converted or succeeding cases in respect thereof (all references herein to the Company being deemed to apply to the Company as a debtor-in-possession and to a trustee for the Company).

10.4
Payment in Stock. Notwithstanding any provision in this Section 10, the Company may at any time pay or redeem this Series A Senior Note in shares of Common Stock pursuant to the terms and conditions set forth herein and the Holder may receive such shares of Common Stock free and clear of any claims of the holders of Senior Indebtedness. Nothing herein shall restrict, delay, or otherwise affect the Holder's right to receive securities upon any conversion or issuance under this Series A Senior Note, subject to applicable law.

10.5
Reliance by Holders of Senior Indebtedness on Subordination Provisions. The Company acknowledges and agrees that the foregoing provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

10.6	Definitions.

10.7
“Indebtedness” means at a particular time with respect to the Company, without duplication, (a) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (b) any indebtedness evidenced by any note, bond, debenture or other debt security, (c) any indebtedness for the deferred purchase price of property or services with respect to which the Company is liable, contingently or otherwise, as obligor or otherwise, (d) trade payables and other current liabilities incurred in the ordinary course of business, (e) any commitment by which the Company assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (f) any indebtedness guaranteed in any manner by the Company (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), and (g) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations the Company assures a creditor against loss.

10.7.1
“Senior Indebtedness” of the Company means the principal of, premium (if any) and accrued and unpaid interest, if any, (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on Indebtedness including and fees and other amounts owing in respect of any Indebtedness of the Company evidenced by this Note and the other Series A Senior Notes.

11.
Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rules or principles that might refer to the governance or construction of this Note by the law of another jurisdiction.  If any provisions of this Note shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Note and, to this end, the provisions of this Note are intended to be and shall be severable.

11.
Jurisdiction and Venue.  ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE SHALL BE BROUGHT IN A COURT OF RECORD OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK.  THE PARTIES TO THIS NOTE HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS OF THE STATE OF NEW YORK, AND SERVICE OF PROCESS MAY BE MADE UPON THE PARTIES TO THIS NOTE BY MAILING A COPY OF THE SUMMONS AND ANY COMPLAINT TO SUCH PERSON, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT THE ADDRESS SET FORTH IN THE PREAMBLE HERETO.  BY ACCEPTANCE HEREOF, THE PARTIES HERETO EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OR MAINTAINING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION.

12.
Successors and Assigns.  This Note shall be binding upon and insure to the benefit of the parties hereto and their successors and assigns.  This Note may not be assigned by the Company without the prior written approval of Holder.

13.
Limitation Due to Usury Laws. All agreements between the Company and the Holder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance, or detention of the indebtedness evidenced hereby exceed the maximum permissible amount under applicable law.  If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Holder should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest, and, if the principal amount of this Note has been paid in full, shall be refunded to the Company.

[REMAINDER INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed on the day and year first above written.

US SOLARTECH, INC.

By:
Name:   Charles DeLuca
Title:  Executive VP - Business Development/Sales

[HOLDER]

By:
Name:
Title:

EXHIBIT A

Date	Amount	Loan Balance	Signatures

EXHIBIT B

WARRANT

THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

April 15, 2010

Warrant to Purchase up to (           ) Shares of Common Stock of US SolarTech, Inc.
(hereinafter, the “Warrant”).

US SolarTech, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby agrees that (                      )(“Warrant Holder”) is entitled, on the terms and conditions set forth below, to purchase from the Company at any time during the Exercise Period (hereinafter defined) up to (____) fully paid and non-assessable shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”), as the same may be adjusted from time to time pursuant to Section 5 hereof, at the Exercise Price (hereinafter defined), as the same may be adjusted pursuant to Section 5 hereof.

           SECTION 1  DEFINITIONS

“Aggregate Exercise Price” shall mean, with respect to any exercise (in whole or in part) of this Warrant the Exercise Price multiplied by the total number of shares of Common Stock for which this Warrant is being exercised.

“Capital Shares” shall mean the Common Stock, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

“Exercise Date” shall mean, with respect to any exercise (in whole or in part) of this Warrant either (i) the date this Warrant, the Exercise Notice and the Aggregate Exercise Price are received by the Company or (ii) the date a copy of the Exercise Notice is sent by facsimile to the Company, provided that this Warrant, the original Exercise Notice, and the Aggregate Exercise Price are received by the Company within five Business Days thereafter and provided further that if this Warrant, the original Exercise Notice and the Aggregate Exercise Price are not received within five Business Days in accordance with clause (ii) above, the Exercise Date for this clause (ii) shall be the date this Warrant, the original Exercise Notice and the Aggregate Exercise Price are received by the Company.

“Exercise Notice” shall mean, with respect to any exercise (in whole or in part) of this Warrant the exercise form attached hereto as Exhibit A, duly executed by the Warrant Holder.

“Exercise Period” shall mean the period beginning on December 31, 2009 and continuing until September 30, 2011, inclusive.

“Exercise Price” as of the date hereof shall mean $.50 per share of Common Stock, subject to the adjustments provided for in Section 5 of this Warrant.

“Outstanding” when used with reference to Common Stock or Capital Shares (collectively, the “Shares”), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that “Outstanding” shall not refer to any such Shares then directly or indirectly owned or held by or for the account of the Company.

  “Principal Market” shall mean the Nasdaq National Market, the American Stock Exchange, the Over the Counter Bulletin Board, the Pink Sheets or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“Business Day” shall mean any day during which the Principal Market, whether or not the Common Stock is publicly trading, shall be open for business.

 “Warrant Shares” means shares of Common Stock issuable upon exercise of this Warrant.

           SECTION 2 EXERCISE

                                        (a)   Method of Exercise.  This Warrant may be exercised in whole or in part, provided such part is to purchase not less than 12,500 Warrant Shares and not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period, by the Warrant Holder by (i) the surrender of this Warrant, the Exercise Notice and the Aggregate Exercise Price to the Company at the address set forth in Section 10 hereof or (ii) the delivery by facsimile of an executed and completed Exercise Notice to the Company and delivery to the Company within five Business Days thereafter of this Warrant, the original Exercise Notice and the Aggregate Exercise Price. The Warrant may be exercised whether or not the Common Stock is publicly trading.

                                        (b)    Payment of Aggregate Exercise Price.  Payment of the Aggregate Exercise Price shall be made by check or bank draft payable to the order of the Company or by wire transfer to an account designated by the Company.  If the amount of the payment received by the Company is less than the Aggregate Exercise Price, the Warrant Holder will be notified of the deficiency and shall make payment in that amount within five Business Days of such notice.  In the event the payment exceeds the Aggregate Exercise Price, the Company will refund the excess to the Warrant Holder within three Business Days of both the receipt of such payment and the knowledge of such excess.

                                        (c)    Replacement Warrant.  In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to the Warrant Holder a new Warrant of like tenor in the name of the Warrant Holder or as the Warrant Holder may request, reflecting such adjusted number of Warrant Shares.

SECTION 3 DELIVERY OF STOCK CERTIFICATES

                                        (a)  Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within 30 Business Days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder may lawfully direct, a certificate or certificates for the number of validly issued, fully paid and non-assessable Warrant Shares to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise in accordance with the provisions hereof; provided, however, that any such delivery to a location outside of the United States shall be made within thirty Business Days after the exercise of this Warrant in full or in part.

                                        (b)   This Warrant may not be exercised as to fractional shares of Common Stock.  In the event that the exercise of this Warrant, in full or in part, would result in the right to acquire any fractional share of Common Stock, then in such event such fractional share shall be considered a whole share of Common Stock and shall be added to the number of Warrant Shares issuable to the Warrant Holder upon exercise of this Warrant.

SECTION 4  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

                                         (a)  The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder.

                                        (b)   The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

                                         (c)   The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.

           SECTION 5 ADJUSTMENT OF THE EXERCISE PRICE

The Exercise Price and, accordingly, the number of Warrant Shares issuable upon exercise of the Warrant, shall be subject to adjustment from time to time upon the happening of certain events as follows:

                                         (a)   Reclassification, Consolidation, Merger; Mandatory Share Exchange; Sale Transfer or Lease of Assets.  If the Company, at any time while this Warrant is unexpired and not exercised in full, (i) reclassifies or changes its Outstanding Capital Shares (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon exercise of the Warrant) or (ii) consolidates, merges or effects a mandatory share exchange with another corporation (other than a merger or mandatory share exchange with another corporation in which the Company is a continuing corporation and that does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or (iii) sells, transfers or leases all or substantially all of its assets, then in any such event the Company, or such successor or purchasing corporation, as the case may be, shall, without payment by the Warrant Holder of any additional consideration therefor, amend this Warrant or issue a new Warrant providing that the Warrant Holder shall have rights not less favorable to the Warrant Holder than those then applicable to this Warrant and to receive upon exercise under such amendment of this Warrant or new Warrant, in lieu of each share of Common Stock theretofore issuable upon exercise of the Warrant hereunder, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, lease, sale or transfer by the holder of one share of Common Stock issuable upon exercise of the Warrant had the Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer, and an appropriate provision for the foregoing shall be made by the Company as part of any such event.  Such amended Warrant or new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.  The provisions of this Section 5(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges, sales, transfers and leases.

                                        (b)   Subdivision or Combination of Shares; Stock Dividends.  If the Company, at any time while this Warrant is unexpired and not exercised in full, shall (x) subdivide its Common Stock, (y) combine its Common Stock or (z) pay a dividend or other distribution in its Capital Shares, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of its Capital Shares for the purpose of effecting such subdivision, combination or dividend or other distribution (or if no such record is taken, as of the effective date of such subdivision, combination, dividend or other distribution), to that price determined by multiplying the Exercise Price in effect immediately prior to such subdivision, combination, dividend or other distribution by a fraction:

(i)      the numerator of which shall be the total number of Outstanding Capital Shares immediately prior to such subdivision, combination, dividend or other distribution, and

(ii)      the denominator of which shall be the total number of Outstanding Capital Shares immediately after such subdivision, combination, dividend or other distribution.  The provisions of this Section 5(b) shall not apply under any of the circumstances for which an adjustment is made pursuant to Section 5(a).

                                        (c)  Liquidating Dividends, etc.  If the Company, at any time while this Warrant is unexpired and not exercised in full, makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company’s assets (other than under the circumstances provided for in the foregoing subsections (a) and (b) while an exercise is pending, then the Warrant Holder shall be entitled to receive upon such exercise of the Warrant in addition to the Warrant Shares receivable in connection therewith, and without payment of any consideration other than the Exercise Price, an amount in cash equal to the value of such distribution per Capital Share multiplied by the number of Warrant Shares that, on the record date for such distribution, are issuable upon such exercise of the Warrant, and an appropriate provision therefor shall be made by the Company as part of any such distribution.  No further adjustment shall be made following any event that causes a subsequent adjustment in the number of Warrant Shares issuable.  The value of a distribution that is paid in other than cash shall be determined in good faith by the Board of Directors of the Company.

                                      (d)  Adjustment of Number of Shares.  Upon each adjustment of the Exercise Price pursuant to any provisions of this Section 5, the number of Warrant Shares issuable hereunder at the option of the Warrant Holder shall be calculated, to the nearest one hundredth of a whole share, multiplying the number of Warrant Shares issuable prior to an adjustment by a fraction:

(i)      the numerator of which shall be the Exercise Price before any adjustment pursuant to this Section 5; and

(ii)      the denominator of which shall be the Exercise Price after such adjustment.

                                        (e)   Notice of Certain Actions; Notice of Adjustments.

(i)      In the event the Company shall, at a time while the Warrant is unexpired and outstanding, take any action pursuant to subsections (a) through (d) of this Section 5 that may result in an adjustment of the Exercise Price, the Company shall notify the Warrant Holder of such action 5 days in advance of its effective date in order to afford to the Warrant Holder an opportunity to exercise the Warrant prior to such action becoming effective.

(ii)      Notice of Adjustments.  Whenever the Exercise Price or number of Warrant Shares shall be adjusted pursuant to Section 5 hereof, the Company shall promptly deliver by facsimile, with the original delivered by express courier service in accordance with Section 10 hereof, a certificate, which shall be signed by the Company’s President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company’s Board of Directors made any determination hereunder), and the Exercise Price and number of Warrant Shares purchasable at that Exercise Price after giving effect to such adjustment.

              Section 6    No Impairment

The Company will not, by amendment of its Articles of Incorporation or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder hereunder.  Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares on the exercise of this Warrant.

Section 7    Rights as Stockholder

 Prior to exercise of this Warrant and except as provided in Section 5 hereof, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings.  However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least ten days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

Section 8   Replacement of Warrant

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

Section 9     Restricted Securities

                                       (a)     Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act in reliance upon the provisions of Section 4(2) promulgated by the SEC under the Securities Act.  This Warrant and the Warrant Shares issuable upon exercise of this Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.

                                      (b)     Legend.  Any replacement Warrants issued pursuant to Section 2 hereof and any Warrant Shares issued upon exercise hereof, shall bear the legend set forth at the head of this Warrant.

Such legend shall only be removed in the event that the security which would otherwise bear such legend is registered pursuant to the Securities Act and the party seeking to remove such legend provides the Company with an opinion of counsel, which opinion shall be satisfactory to the Company, stating the removal of such legend is appropriate.

                                     (c)    No Other Legend or Stock Transfer Restrictions.  No legend other than the one specified in Section 9(b) has been or shall be placed on the share certificates representing the Warrant Shares and no instructions or “stop transfer orders,” so called, “stock transfer restrictions” or other restrictions have been or shall be given to the Company’s transfer agent with respect thereto other than as expressly set forth in this Section 9.

                                    (d)    Assignment.  The Warrant Holder may not sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part.

(e)    Warrant Holder’s Compliance. Nothing in this Section 9 shall affect in any way The Warrant Holder’s obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

            Section 10   Notices

All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be deemed duly given (i) upon delivery if hand delivered at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (ii) on the fifth business day after deposit into the mail, if deposited in the mail, registered or certified, return receipt requested, postage prepaid, addressed to the address designated below, (iii) upon delivery if delivered by reputable express courier service to the address designated below, or (iv) upon confirmation of transmission if transmitted by facsimile to the facsimile number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received).  The addresses and facsimile numbers for such communications shall be:

if to the Company:

US SolarTech, Inc.
199 Main Street Suite 709
White Plains, NY 10601
Attention:    Chief Financial Officer
Telephone:   (914) 287-2423
Facsimile:      (914) 686-4192

if to the Warrant Holder:

Telephone:        ______________
Facsimile:           ______________

Either party hereto may from time to time change its address or facsimile number for notices under this Section 10 by giving at least 10 days’ prior written notice of such changed address or facsimile number to the other party hereto.

Section 11    Miscellaneous

This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
IN WITNESS WHEREOF, this Warrant was duly executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

US SolarTech, Inc.

By:

Name: Charles DeLuca

Executive VP - Business Development/’Sales

EXHIBIT A TO THE WARRANT

EXERCISE FORM

US SOLARTECH, INC.

The undersigned (the “Registered Holder”) hereby irrevocably exercises the right to purchase __________________ shares of Common Stock of US SolarTech, Inc., an entity organized and existing under the laws of the State of Delaware (the “Company”), evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full in the form of (check the appropriate box) • (i) by cash or certified check in the amount of $________; or • (ii) by wire transfer to the Company’s account at __________________, _________, _________ (Account No.: _________)

By delivering this notice, the undersigned agrees to be subject to the terms and conditions of the attached Warrant.

The undersigned requests that stock certificates for such Warrant Shares be issued, and any Warrant representing any unexercised portion hereof be issued, pursuant to this Warrant in the name of the Registered Holder and delivered to the undersigned at the address set forth below.

Dated: ____________

Signature of Registered Holder

Name of Registered Holder (Print)

Address

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

SEC Disclosure Material
(Public Information filed with the SEC)

Amended S-1

Form 10Q for the third quarter ended September 30, 2009